Exhibit 8.0

[Letterhead of LeClairRyan, A Professional Corporation]

April 29, 2011

American National Bankshares Inc.

628 Main Street

Danville, Virginia 24541

MidCarolina Financial Corporation

3101 South Church Street

Burlington, North Carolina 27216

Ladies and Gentlemen:

We have acted as counsel to American National Bankshares Inc., a Virginia corporation (the “Company”), in connection with the proposed merger (the “Merger”) of MidCarolina Financial Corporation, a North Carolina corporation (“MidCarolina”), with and into ANB Merger Subsidiary, Inc., a Virginia corporation and wholly-owned subsidiary of the Company, pursuant to the Agreement and Plan of Reorganization, dated as of December 15, 2010, between the Company and MidCarolina, and a related Plan of Merger (the “Merger Agreement”). At your request, and in connection with the filing by the Company of a Registration Statement on Form S-4 (the “Registration Statement”), including the proxy statement/prospectus contained therein, with the Securities and Exchange Commission (the “Commission”), we are rendering our opinion concerning certain United States federal income matters. Any capitalized term used and not defined herein has the meaning given to it in the Merger Agreement.

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement and (iii) such corporate records, agreements, documents and other instruments as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

We have based our conclusions on the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated pursuant thereto, each as amended from time to time and existing on the date hereof, as well as existing judicial and administrative interpretations thereof, any of which may be changed at any time, possibly with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in this opinion. If any of the facts and assumptions pertinent to the federal income tax consequences of the Merger specified herein or any of the statements, covenants, representations or warranties upon which we have relied are, or later become, inaccurate, such inaccuracy may adversely affect the conclusions expressed in this opinion.

In rendering this opinion, we have assumed, with your permission, that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Registration Statement

American National Bankshares Inc.

MidCarolina Financial Corporation

April 29, 2011

(and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement are true, complete and correct, and the Registration Statement is true, complete and correct (other than the information provided in the Registration Statement under the caption “The Merger–Material Federal Income Tax Consequences,” which we have provided and which no assumption is made hereunder), (iii) the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, (iv) the statements and representations of fact (which statements and representations of fact we have neither investigated nor verified) contained, respectively, in certificates of the officers of the Company and MidCarolina dated as of the date hereof and delivered to us for the purpose of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to the effective date of the Merger, and (v) any statements and representations made in the Officer’s Certificates “to the knowledge of,” or similarly qualified, are and will be true, complete and correct. If any of the above-described assumptions are untrue for any reason, or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that (i) the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by the shareholders of MidCarolina who receive in the Merger (a) ANB Common Stock in exchange for their MFC Common Stock or (b) ANB Series A Preferred Stock in exchange for their MFC Series A Preferred Stock, except with respect to cash received in lieu of fractional share interests or as a “dissenting shareholder” in the Merger.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ LeClairRyan, A Professional Corporation